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                                                                   Exhibit 10.17


THIS NOTE IS SUBORDINATED PURSUANT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED APRIL 17, 1997, BY AND AMONG PNC BANK, NATIONAL ASSOCIATION, BLUESTONE SOFTWARE, INC. AND BLUESTONE CONSULTING, INC.


                            BLUESTONE SOFTWARE, INC.

                                 PROMISSORY NOTE


$500,000                                                         April 17, 1997


         FOR VALUE RECEIVED, the undersigned, Bluestone Software, Inc., Inc., a Delaware corporation and successor by merger to Bluestone Consulting Inc., a New Jersey corporation, (the "Borrower"), HEREBY PROMISES TO PAY to the order of Bluestone Consulting, Inc., a Delaware corporation (the "Payee"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) on December 31, 2005. Interest will accrue on the unpaid principal amount of this Promissory Note at the rate of ten percent (10%) per annum, in arrears, and shall be payable annually on each anniversary date of this note (each such date, an "Interest Payment Date"), or if an Interest Payment Date is a Saturday, Sunday or holiday, on the first business day following such Interest Payment Date, and no interest on the amount payable shall accrue for the intervening period. All computations of the interest rate hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) this Promissory Note is outstanding.

         This Note is subordinated pursuant to the terms of that certain Subordination Agreement, dated April 17, 1997, by and among PNC Bank, National Association, the Borrower and the Payee.

         Both principal and interest are payable in lawful money of the United States of America by wire transfer or intra-bank transfer, of immediately available funds to the account of the Payee at such banking institution as the Payee designates or, if requested by the Payee, by certified or official bank check payable to the Payee mailed to the Payee at the address of the Payee as set forth in the records of the Borrower or such other address as shall be designated in writing by the Payee to the Borrower.

         The Borrower may, at its option, at any time after the date hereof, pay all amounts due under this Promissory Note without penalty or premium, in whole or in part, upon payment of the principal amount hereof, together with interest on the principal amount so paid accrued to the date of such payment. Any partial prepayment shall be applied first to accrued interest and then to principal outstanding.

         Should the indebtedness evidenced by this Promissory Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Promissory Note placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees, incurred by the Payee in collecting this Promissory Note.

         In the event of an actual or deemed entry of any order for relief with respect to the Borrower under the Federal Bankruptcy Code, this Promissory Note, all interest thereon and all other amounts payable hereunder shall automatically become and be due and payable, without presentment, demand, protest, or any notice of any kind, all


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of which are hereby expressly waived by the Borrower.


         The Borrower hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. The Borrower agrees that the Borrower's liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extensions of time, renewal, waiver or modification granted or consented to by the Payee. The Borrower agrees that additional guarantors or sureties may become parties hereto without notice to the Borrower or affecting its liability hereunder. The Borrower hereby waives and releases all errors, defects and imperfections in any proceeding instituted by the Payee under the terms of this Note.

         If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, then the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of the Payee in order to effect the provisions of this Note.

         All rights and remedies of the Payee under this Note and any applicable law are separate and cumulative, and the exercise of one shall not limit or prejudice the exercise of any other such rights or remedies. The enumeration in this Note of any waivers or consents by the Borrower shall not be deemed exclusive of any additional waivers or consents by the Borrower which may be deemed to exist in law or equity. No delay or omission by the Payee in exercising any right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment of this Note, shall be deemed made by the Payee unless in writing and duly signed by an officer of the Payee. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of the Payee, and no single or partial exercise of any right or remedy under this Note shall preclude any other or further exercise thereof or any other right or remedy.

         This Promissory Note inures to the benefit of the Payee and binds the Borrower, and their respective successors and assigns, and the words "Payee" and "Borrower" whenever occurring herein all be deemed and construed to include such respective successors and assigns.

         This Promissory Note is made and delivered in and shall be governed by the laws of the State of New Jersey without regard to principles of conflicts or choice of laws of any jurisdiction.

                                          BLUESTONE SOFTWARE, INC.


                                          By: /s/ Mel Baiada
                                             ----------------------------------
                                                   President